Exhibit 10.1

SPONSOR LETTER AGREEMENT

This Sponsor Letter Agreement (this “Sponsor Letter Agreement”) is dated as of February 5, 2023, by and among Cascadia Acquisition Corp., a Delaware corporation (“Cascadia”), the persons set forth on Schedule I to this Sponsor Letter Agreement (the “Support Parties”), and RealWear, Inc., a Washington corporation (the “Company”). Cascadia, the Support Parties and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Cascadia, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, as of the date hereof, the Support Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Cascadia Class A Shares, Cascadia Class B Shares and warrants to purchase Cascadia Class A Shares (“Private Placement Warrants”) as set forth opposite such Person’s name on Schedule I hereto (collectively, the “Subject Cascadia Equity Securities”); and

WHEREAS, as a condition and inducement to the willingness of Cascadia and the Company to enter into the Business Combination Agreement, Cascadia, the Company and the Support Parties are entering into this Sponsor Letter Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Binding Effect of Business Combination Agreement. Each Support Party shall be bound by, be subject to and comply with Section 5.3 (Confidentiality), Section 5.5 (Public Announcements) and Section 5.8 (Cascadia Exclusive Dealing) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if such Support Party was an original signatory to the Business Combination Agreement with respect to such provisions.

2. No Transfer.

(a) Unless otherwise deemed a Permitted Transfer, during the period commencing on the date hereof and ending on the earliest of: (i) the Closing; (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 7.1 (Termination) of the Business Combination Agreement (the “BCA Termination”); and (iii) the liquidation of Cascadia, without the prior written consent of the Company, no Support Party shall: (A) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Cascadia Equity Securities owned by such Support Party; (B) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any Subject Cascadia Equity Securities owned by the Support Parties, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in the foregoing clause (A) or (B); or (D) publicly announce any intention to effect any transaction specified in the foregoing clause (A) or (B) (each, a “Transfer”).

(b) “Permitted Transfer” means any Transfer of the Subject Cascadia Equity Securities: (i) to Cascadia’s officers or directors, any Affiliate or family member of any of Cascadia’s officers or directors, any members or partners of the Cascadia Sponsor or their respective Affiliates and funds and accounts advised or managed by such members or partners, any Affiliates of the Cascadia Sponsor, or any employees of such Affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s family or an Affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) by virtue of the Cascadia Sponsor’s organizational documents upon liquidation or dissolution of the Cascadia Sponsor; (vii) to Cascadia for no value for cancellation in connection with the consummation of the Transactions; (viii) in the event of Cascadia’s liquidation prior to the completion of a Business Combination (as defined in the Prospectus); (ix) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (viii); or (x) by private sales or transfers made in connection with any non-redemption agreement, forward purchase agreement or any financing transaction or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which each type of security was originally purchased. Notwithstanding the foregoing, in the case of clauses (i) through (v) or clause (ix), as a precondition to such Transfer, such transferee shall be required to enter into a written agreement with the Company and Cascadia agreeing to assume all of the obligations under this Sponsor Letter Agreement with respect to such Subject Cascadia Equity Securities and to be bound by the restrictions set forth in this Sponsor Letter Agreement.

3. New Shares. If: (a) any Cascadia Shares, Private Placement Warrants or other Equity Securities of Cascadia are issued to a Support Party after the date hereof pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of or similar transaction with respect to, on or affecting the Cascadia Shares or the Private Placement Warrants owned by such Support Party or otherwise; (b) a Support Party purchases or otherwise acquires beneficial ownership of any Cascadia Shares, Private Placement Warrants or other Equity Securities of Cascadia after the date hereof; or (c) a Support Party acquires the right to vote or share in the voting of any Cascadia Shares or other Equity Securities of Cascadia after the date hereof (such Cascadia Shares, Private Placement Warrants or other Equity Securities of Cascadia, collectively, the “New Securities”), then such New Securities acquired or purchased by such Support Party shall be subject to the terms of this Sponsor Letter Agreement to the same extent as if they constituted the Subject Cascadia Equity Securities owned by such Support Party as of the date hereof.

4. Agreement to Vote. Each Support Party, in its capacity as a shareholder of Cascadia and on behalf of itself, hereby irrevocably agrees, at any meeting of the shareholders of Cascadia duly called and convened in accordance with the governing documents of Cascadia, whether or not adjourned and however called, including at the Cascadia Shareholders Meeting, the Cascadia Extension Meeting or otherwise, and in any action by written consent of the shareholders of Cascadia:

(a) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all Subject Cascadia Equity Securities (if any) held of record or beneficially by such Support Party as of the date of this Sponsor Letter Agreement in favor of each of the Transaction Proposals and the Extension, in each case, to the extent Subject Cascadia Equity Securities are entitled to vote thereon or consent thereto;

(b) when such meeting is held, appear at such meeting or otherwise cause the Subject Cascadia Equity Securities to be counted as present thereat for the purpose of establishing a quorum;

(c) to the fullest extent permitted under applicable Law, waive any dissenters, appraisal or other similar rights, whether such rights are afforded by law or contract, in respect of the Transactions, including the Merger; and

(d) to vote against, or cause to be voted against, or withhold consent, or cause consent to be withheld, with respect to, as applicable, (i) any Cascadia Acquisition Proposal, (ii) any proposal, action or agreement that would: (1) impede, interfere, frustrate, prevent or nullify any provision of the Business Combination Agreement, this Sponsor Letter Agreement or the other Ancillary Documents or the Transactions, (2) reasonably be expected to result in a breach of any of the covenants, agreements or obligations of any Cascadia Party under the Business Combination Agreement or the Ancillary Documents, (3) result in any of the conditions set forth in Article 6 (Conditions to Consummation of the Transactions) of the Business Combination Agreement not being fulfilled or (4) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Support Party contained in this Sponsor Letter Agreement.

Notwithstanding anything to the contrary in this Sponsor Letter Agreement, if at any time following the date hereof and until the termination of the Business Combination Agreement, the Cascadia Board effects a Cascadia Change in Recommendation, then the obligations of the Support Parties to vote or consent in accordance with this Section 4 shall automatically be deemed to be modified such that, from and after the occurrence of such Cascadia Change in Recommendation, each Support Party shall vote or provide consent in respect of its Subject Securities in the same proportion to the votes cast or consent provided, as applicable, by the holders of Cascadia Class A Shares. No Support Party shall commit or agree to take any action inconsistent with the foregoing in such Support Party’s capacity as a shareholder of Cascadia.

5. Closing Date Deliverables. On the Closing Date, the Cascadia Sponsor shall deliver to Cascadia and the Company a duly executed copy of the Registration Rights Agreement and the Lock-Up Agreement.

6. Representations and Warranties of Support Parties. Each Support Party, severally and not jointly, represents and warrants, as of the date hereof to Cascadia and the Company, in each case, only with respect to itself, as follows:

(a) If the Support Party is an individual, such Person has all requisite power and authority and has taken all action necessary in order to execute and deliver this Sponsor Letter Agreement, to perform such Person’s obligations hereunder and to consummate the transactions contemplated hereby. If the Support Party is not an individual: (i) such Person is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which such Person is incorporated, formed, organized or constituted; and (ii) the execution, delivery and performance of this Sponsor Letter Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company, partnership or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, partnership or similar organizational actions on the part of such Person.

(b) This Sponsor Letter Agreement has been duly executed and delivered by such Support Party. Assuming the due authorization, execution and delivery by the other parties to this Sponsor Letter Agreement, this Sponsor Letter Agreement constitutes a legally valid and binding obligation of such Support Party. Except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies, this Sponsor Letter Agreement is enforceable against such Support Party in accordance with its terms. If this Sponsor Letter Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Letter Agreement has full power and authority to enter into this Sponsor Letter Agreement on behalf of such Support Party.

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Support Party with respect to such Support Party’s execution, delivery or performance of its covenants, agreements or obligations under this Sponsor Letter Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Sponsor Letter Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Support Party to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Sponsor Letter Agreement by such Support Party, the performance by such Support Party of any of its covenants, agreements or obligations under this Sponsor Letter Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Sponsor Letter Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Support Party is not an individual, result in any breach of any provision of such Support Party’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Support Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Support Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Cascadia Equity Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of such Support Party to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) Such Support Party is the record and/or beneficial owner, as applicable, of the Subject Cascadia Equity Securities set forth opposite such Person’s name on Schedule I hereto and has valid, good and marketable title to the Subject Cascadia Equity Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws, under the governing documents of Cascadia or under that certain letter agreement, dated as of August 25, 2021, by and among Cascadia, the Support Parties and certain other Persons party thereto). Except for the Subject Cascadia Equity Securities set forth on Schedule I hereto, together with any New Securities such Support Party acquires record or beneficial ownership of after the date hereof, such Support Party does not own, beneficially or of record, any Equity Securities of Cascadia or have the right to acquire any Equity Securities of Cascadia. Such Support Party has the sole right to vote (and provide consent in respect of, as applicable) the Subject Cascadia Equity Securities and, except for this Sponsor Letter Agreement, the Insider Letter, the Business Combination Agreement, the governing documents of Cascadia, or any proxy given for purposes of voting in favor of the Transaction Proposals, such Support Party is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Support Party to transfer any of the Subject Cascadia Equity Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any of the Subject Cascadia Equity Securities in a manner inconsistent with the requirements of this Sponsor Letter Agreement.

(f) There is no Proceeding pending or, to such Support Party’s knowledge, threatened in writing against or involving such Support Party or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Support Party to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Sponsor Letter Agreement in any material respect.

(g) As of the date hereof, except as set forth on Section 4.4 (Brokers) of the Cascadia Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Support Party for which Cascadia or any of such Person’s Affiliates may become liable.

(h) Such Support Party understands and acknowledges that each of Cascadia and the Company is entering into the Business Combination Agreement in reliance upon such Support Party’s execution and delivery of this Sponsor Letter Agreement.

7. Termination. This Sponsor Letter Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Effective Time, (b) the BCA Termination, (c) the liquidation of Cascadia and (d) the written agreement of Cascadia, the Support Parties and the Company. Upon such termination of this Sponsor Letter Agreement, all obligations of the parties under this Sponsor Letter Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Letter Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Letter Agreement prior to such termination. Sections 7 through 9, 16 through 18, 20 through 22 of this Sponsor Letter Agreement shall survive the termination of this Sponsor Letter Agreement.

8. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein and except for claims based on or for fraud, each Party agrees that (a) this Sponsor Letter Agreement may only be enforced against, and any action for breach of this Sponsor Letter Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Sponsor Letter Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Representatives of any Party (other than the Persons named as parties hereto), and (b) none of the Representatives of any Party (other than the Persons named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Sponsor Letter Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Sponsor Letter Agreement, except, in each case, as provided herein. Notwithstanding anything to the contrary in this Sponsor Letter Agreement, in no event shall Cascadia have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warrants of the Support Parties under this Sponsor Letter Agreement (including related to or arising out of any breach of any such covenant, agreement, obligation, representation or warranty by any Support Party).

9. Fiduciary Duties. Notwithstanding anything in this Sponsor Letter Agreement to the contrary, (a) no Support Party makes any agreement or understanding herein in any capacity other than in such Support Party’s capacity as a record holder and/or beneficial owner of the Subject Cascadia Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any Support Party or any representative of such Support Party serving as a member of the board of directors (or other similar governing body) of any Cascadia Party or as an officer, employee or fiduciary of any Cascadia Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Cascadia Party.

10. Amendments and Waivers; Assignment. Any provision of this Sponsor Letter Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Sponsor Letter Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Sponsor Letter Agreement not in accordance with the terms of this Section 10 shall be null and void, ab initio.

11. No Ownership Interest. Nothing contained in this Sponsor Letter Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Cascadia Equity Securities. All rights, ownership and economic benefits of and relating to the Subject Cascadia Equity Securities shall remain vested in and belong to such Support Party, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Cascadia or exercise any power or authority to direct such Support Party in the voting of any of the Subject Cascadia Equity Securities, except as otherwise expressly provided herein with respect to the Subject Cascadia Equity Securities. Except as otherwise expressly provided in Section 4, no Support Party shall be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of Cascadia.

12. No Challenges. Each Support Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Cascadia, the Company or any of their respective successors or directors: (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Letter Agreement; or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Sponsor Letter Agreement, the Business Combination Agreement or any of the other Ancillary Documents or the consummation of the Transactions. Notwithstanding anything to the contrary in this Sponsor Letter Agreement, nothing herein shall limit or restrict the ability of the Support Parties to enforce their rights under this Sponsor Letter Agreement, the Business Combination Agreement or any other Ancillary Document to which such Person is a party or seek any other remedies with respect to any breach of this Sponsor Letter Agreement, the Business Combination Agreement or such other Ancillary Document by any other party to this Sponsor Letter Agreement, the Business Combination Agreement or such other Ancillary Document, including by commencing any action in connection with this Sponsor Letter Agreement, the Business Combination Agreement or any other Ancillary Document.

13. Further Assurances. Each Support Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Sponsor Letter Agreement on the terms and subject to the conditions set forth in this Sponsor Letter Agreement and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement and the other Ancillary Documents.

14. No Inconsistent Agreement. Each Support Party represents and covenants that such Support Party has not, in such Person’s capacity as a shareholder of Cascadia, entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Support Party’s obligations under this Sponsor Letter Agreement.

15. Waiver of Anti-Dilution Provision. Subject to and conditioned upon the consummation of the Transactions, each Support Party waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by Law and that certain Amended and Restated Certificate of Incorporation of Cascadia, as amended, all anti-dilution rights that would otherwise result in Cascadia Class B Shares held by such Support Party converting into Cascadia Class A Shares on a greater than one-for-one basis in connection with the Transactions. The waiver specified in this Section 16 shall be applicable only in connection with the Transactions and only to the Subject Cascadia Equity Securities and any Cascadia Shares or equity-linked securities relating to Cascadia Shares issued in connection with the Transactions. If the Business Combination Agreement shall be terminated for any reason, the foregoing waiver shall be of no further force and effect.

16. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or receipt of a similar message that such e-mail was not deliverable or not received by such intended recipient)), or (iii) by nationally recognized overnight delivery service to the other Parties as follows:

If to Cascadia, to:

Cascadia Acquisition Corp.

Jamie Boyd

Chief Executive Officer

1000 2nd Ave., Suite 1200

Seattle, Washington 98104

Email: jboyd@cascadiaacquisitioncorp.com

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street Tenth Floor

Portland, Oregon 97209

Attention: Gina Eiben

Email: GEiben@perkinscoie.com

If to any Support Party, to the address set forth below such Person’s name on Schedule I hereto;

If to the Company, to:

RealWear, Inc.

600 Hatheway Road Suite 105

Vancouver, WA 98661

Attn: Ken Lustig

Email: ken@realwear.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Ryan J. Maierson; Nick S. Dhesi

Email: ryan.maierson@lw.com; nick.dhesi@lw.com

or to such other address as the Party to whom notice is given may have furnished following the date of this Sponsor Letter Agreement and prior to such notice to the others in writing in the manner set forth above.

17. No Third Party Beneficiaries. This Sponsor Letter Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which shall, for the avoidance of doubt, include any successor to Cascadia, which successor shall be bound by all obligations and entitled to enforce all rights of Cascadia under this Sponsor Letter Agreement) and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Sponsor Letter Agreement. Nothing in this Sponsor Letter Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

18. Liability. The liability of any Support Party under this Sponsor Letter Agreement is several and not joint. Notwithstanding any other provision of this Sponsor Letter Agreement, in no event will any Support Party be liable for any other Support Party’s breach of such other Support Party’s obligations under this Sponsor Letter Agreement.

19. Disclosure. Each Support Party authorizes Cascadia and the Company to publish and disclose in any announcement or disclosure relating to the Transactions, including any such announcement or disclosure required or requested by the SEC (or as otherwise required or requested pursuant to any applicable Laws or any other Governmental Entities), such Support Party’s identity and ownership of the Subject Cascadia Equity Securities, the nature of such Support Party’s obligations under this Sponsor Letter Agreement and a copy of this Sponsor Letter Agreement, if reasonably deemed appropriate by Cascadia and the Company. Each Support Party will promptly provide any information reasonably requested in writing by Cascadia or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including, for the avoidance of doubt, any filings by such Persons with the SEC).

20. Acknowledgements. The Parties each acknowledge that (a) Perkins Coie LLP, counsel for Cascadia and the Cascadia Sponsor, is representing Cascadia and the Cascadia Sponsor in connection with this Sponsor Letter Agreement, the Business Combination Agreement, the Ancillary Documents and the Transactions, (b) Latham & Watkins LLP, counsel for the Company, is representing the Company in connection with this Sponsor Letter Agreement, the Business Combination Agreement, the Ancillary Documents and the Transactions, and (b) neither Perkins Coie LLP nor Latham & Watkins LLP is representing the Support Parties (other than Cascadia Sponsor) in connection with this Sponsor Letter Agreement, the Business Combination Agreement, the Ancillary Documents or the Transactions.

21. Miscellaneous. Sections 8.1, 8.5, 8.7, 8.10, 8.11 and 8.15–8.17 of the Business Combination Agreement shall apply to this Sponsor Letter Agreement, mutatis mutandis.

22. Entire Agreement. This Sponsor Letter Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Sponsor Letter Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Sponsor Letter Agreement, except as otherwise expressly provided in this Sponsor Letter Agreement.

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IN WITNESS WHEREOF, the Parties have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

CASCADIA:

CASCADIA ACQUISITION CORP.

By:	/s/ Jamie Boyd
Name: Jamie Boyd
Title: Chief Executive Officer

SUPPORT PARTIES:

CASCADIA ACQUISITION SPONSOR LLC

By:	/s/ Jamie Boyd
Name: Jamie Boyd
Title: Manager

By:	/s/ Michael Butler
Name: Michael Butler
Title: Manager

/s/ Edgar Lee
Edgar Lee

/s/ Scott Prince
Scott Prince

/s/ Arun Venkatadri
Arun Venkatadri

COMPANY:

REALWEAR, INC.

By:	/s/ Andrew Chrostowski
Name: Andrew Chrostowski
Title: Chief Executive Officer